SPECIAL ACQUISITIONS, INC.
                             SUBSCRIPTION AGREEMENT

                          For shares of common stock
                        Offering price $5.00 per share

The undersigned, having received the Prospectus for SPECIAL ACQUISITIONS, INC., hereby offers to purchase common shares at the offering price of $5.00 per share.

The offer is subject to receipt of funds and acceptance by the Company.

SUBSCRIPTION AMOUNT:    $_______________________

I enclose the amount indicated above as full payment for the common shares subscribed to at $5.00 per share.

PLEASE MAKE YOUR CHECK PAYABLE TO: COLORADO BUSINESS BANK - ESCROW AGENT

MAIL TO:  SPECIAL ACQUISITIONS, INC.
          Attn: Brian French
          1945 South Poplar Street
          Denver, CO 80224

_____________________________________________________________________________
Subscribers' Name(s) and Social Security Number(s) (PLEASE PRINT)

_____________________________________________________________________________
Street Address

_____________________________________________________________________________
City                     State/Zip                    Telephone

Instructions for Issuing Certificate (Please mark one below)
_____ 1. Individual
_____ 2. Joint Tenancy with Right of Survivorship
_____ 3. Tenants in Common
_____ 4. Gift to Minor (name of minor: ___________________________
_____ 5. Other (name/type of entity) ________________________________________
_____________________________________________________________________________

___________________________________________     Date:________________________
   Subscriber's Signature(s)

___________________________________________     Date:________________________
   Subscriber's Signature(s)

Accepted: SPECIAL ACQUISITIONS, INC.

By:________________________________________     Date:________________________